                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:

 [_] Preliminary proxy statement
 [_] Confidential, for Use of the Commission Only (as permitted by
         Rule 14-a6(e)(2))
 [X] Definitive proxy statement
 [_] Definitive additional materials
 [_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                IDT CORPORATION
                                ---------------

            (Exact Name of Registrant as specified in its Charter)

Payment of filing fee (Check the appropriate box):

 [X] No fee required.

 [_] Fee computed on table below per Exchange Act Rule 14a-6(i)(1), and 0-11.

     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

     Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
     (2) Form, schedule or registration statement no.:
     (3) Filing party:
     (4) Date filed:

                                IDT CORPORATION
                                190 Main Street
                         Hackensack, New Jersey 07601
                                (201) 928-1000

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               DECEMBER 16, 1998

TO THE STOCKHOLDERS OF IDT CORPORATION:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders (the "Annual Meeting") of IDT CORPORATION, a Delaware corporation (the "Company"), will be held on Wednesday, December 16, 1998 at 2:30 p.m. The Annual Meeting will be held at the offices of the Company at 171 Main Street, Hackensack, New Jersey, to consider and vote upon the following matters:

  1. ELECTION OF DIRECTORS. The election of four Class III directors for a term of three years, which shall expire at the Company's annual meeting of stockholders in 2001. The Board of Directors (the "Board") intends at this time to present the following nominees:

    Howard S. Jonas
    Joyce J. Mason
    James R. Mellor
    Denis A. Bovin

  2. APPROVAL OF THE COMPANY'S 1996 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED AND RESTATED. The approval of amendments to the Company's 1996 Stock Option and Incentive Plan, in the form attached hereto as Exhibit A, which, among other things, increase the number of shares of the Company's Common Stock reserved for issuance under the Plan by 1,500,000 shares.

  3. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS. The ratification of the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending July 31, 1999.

  4. OTHER BUSINESS. Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

  These matters are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on November 10, 1998 are entitled to notice of and to vote at the Annual Meeting.

  All stockholders are invited to attend the Annual Meeting in person. However, if you do not expect to be present at the Annual Meeting and wish your shares to be voted, you should complete, sign and date the attached form of proxy and return it by mail in the enclosed envelope as promptly as possible. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has returned a proxy.

                                          BY ORDER OF THE BOARD OF
                                          DIRECTORS

                                          Howard S. Jonas
                                          Chairman and Chief Executive Officer
Hackensack, New Jersey
November 25, 1998

                                IDT CORPORATION
                                190 Main Street
                         Hackensack, New Jersey 07601
                                (201) 928-1000

                                PROXY STATEMENT

GENERAL INFORMATION

  This Proxy Statement is furnished to the stockholders of IDT Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies in the form enclosed herewith for use in voting at the Company's Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held on Wednesday, December 16, 1998 at 2:30 p.m., local time at the Company's offices at 171 Main Street, Hackensack, New Jersey 07601. The shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), represented by the proxies received, properly marked, dated, executed, and not revoked will be voted at the Annual Meeting. This Proxy Statement is being mailed to the Company's stockholders on or about November 25, 1998.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Joyce J. Mason, General Counsel and Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

  This solicitation of proxies is being made by the Company. The solicitation is being conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and any reimbursements paid to brokerage firms and others for their expenses incurred in forwarding the solicitation materials regarding the Annual Meeting to the beneficial owners of the Company's Common Stock and the holders of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"). The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

  The close of business on Tuesday, November 10, 1998 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 33,302,269 shares outstanding and entitled to vote at the Annual Meeting, consisting of 23,159,414 shares of Common Stock and 10,142,855 shares of Class A Common Stock. Each holder of Class A Common Stock is entitled to three votes per share, while each holder of Common Stock is entitled to one vote per share. Holders of Class A Common Stock and holders of Common Stock will vote as a single body on all matters presented to the stockholders. The presence at the Annual Meeting of a majority of the shares of Common Stock and Class A Common Stock (voting together), either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

  A majority of the votes cast at the Annual Meeting will be required for the election of each candidate to the Board of Directors and for the approval of all other matters submitted to a vote of the Company's stockholders.

  Abstentions and broker non-votes will be included in the determination of the number of shares present at the Annual Meeting but will not be counted for or against any of the proposals to be voted upon. A properly executed form of proxy returned to the Company will confer discretionary authority to vote upon any matter duly brought before the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock (and Class A Common Stock, assuming conversion of all shares of Class A Common Stock into Common Stock) as of October 30, 1998 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (and Class A Common Stock, on an as-converted basis), (ii) each of the Company's directors and the Named Executive Officers (as defined below), and (iii) all directors and officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investing power with respect to all shares of Common Stock (or Class A Common Stock) indicated as being beneficially owned by them.

  With respect to each matter submitted to the vote of the Company's stockholders, each share of the Company's Class A Common Stock has three votes, and each share of the Company's Common Stock has one vote. Howard S. Jonas, the Company's Chairman and Chief Executive Officer, and entities that are under his control, are the only beneficial owners of the Company's Class A Common Stock.

                                                       NUMBER OF  PERCENTAGE OF
NAMED EXECUTIVE OFFICERS AND DIRECTORS                   SHARES   OWNERSHIP(%)
--------------------------------------                 ---------- -------------
Howard S. Jonas(1)(2)................................. 12,712,782     38.0%
 190 Main Street
 Hackensack, NJ 07601
Howard S. Balter(2)(3)................................    677,357      2.0
James A. Courter(2)(4)................................    478,437      1.4
Stephen R. Brown(5)...................................     32,620        *
Joyce J. Mason(6).....................................     68,032        *
Marc E. Knoller(7)....................................    187,500        *
Hal Brecher(8)........................................     90,000        *
Meyer A. Berman(5)....................................     48,600        *
J. Warren Blaker(7)...................................     18,000        *
Denis A. Bovin(9).....................................    120,500        *
James R. Mellor(7)....................................     20,000        *
Elmo R. Zumwalt, Jr.(7)...............................     20,000        *
All directors and officers as a group (14 persons).... 14,229,454     41.4

--------
 *Less than 1%.
(1) Includes (i) 2,426,490 shares of Common Stock issued in connection with the Company's acquisition of InterExchange, Inc. over which Mr. Jonas has been granted a proxy to vote, and (ii) 10,142,855 shares of Class A Common Stock, consisting of (a) 4,695,544 shares of Class A Common Stock held by Mr. Jonas directly, (b) 14,242 shares beneficially owned by The Jonas Family Limited Partnership, (c) 3,695,270 shares beneficially owned by the Howard S. Jonas 1996 Annuity Trust, (d) 1,559,228 shares beneficially owned by the Howard S. Jonas 1998 Annuity Trust, and (e) 178,571 shares beneficially owned by the Jonas Foundation. Mr. Jonas is the General Partner of The Jonas Family Limited Partnership and the Trustee of each of the Howard S. Jonas 1996 Annuity Trust, the Howard S. Jonas 1998 Annuity Trust and The Jonas Foundation.
(2) Includes 143,437 shares of Common Stock owned by The JTBC Foundation. The JTBC Foundation is a charitable organization of which Messrs. Howard Jonas, David Turock (the Company's Director of Technology), Howard Balter and James Courter are trustees.
(3) Includes 232,920 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(4) Includes 20,000 shares of Common Stock owned by Mr. Courter's wife and 160,000 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(5) Includes 10,000 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(6) Includes an aggregate of 3,999 shares of Common Stock owned by Ms. Mason's husband, son and daughter and 10,000 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(7) Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(8) Includes 80,000 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(9) Includes 120,000 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days.

PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  Pursuant to the Company's Certificate of Incorporation, the authorized number of directors has been set at twelve. There are eleven directors presently on the Board. In September 1997, the Board of Directors elected Mr. Denis A. Bovin as a director to fill one of the remaining vacant positions. Mr. Bovin assumed office prior to the third quarter of the Company's fiscal year ending July 31, 1998.

  Each director holds office until such director's successor has been duly elected and qualified. The Company's Board is divided into three classes, with Messrs. Blaker, Courter, Knoller and Zumwalt constituting Class I, Messrs. Balter, Berman and Brecher constituting Class II and Mr. Jonas, Ms. Mason and Messrs. Mellor and Bovin constituting Class III. Upon the expiration of the term of each class, directors comprising such class of directors will be elected for a three-year term at the next succeeding annual meeting of stockholders.

  A total of four Class III directors will be elected at the Annual Meeting to serve for a term of three (3) years until the 2001 Annual Meeting of Stockholders, or until their successors are duly elected and qualified or until the director's earlier resignation or removal. As provided by the By-Laws of the Company, a plurality of the votes cast at the Annual Meeting shall elect each director.

  Upon the election of four Class III directors at the Annual Meeting, there will be one vacancy on the Company's Board. The enclosed proxy may not be voted for a greater number of persons than four, which is the number of nominees identified herein.

  The nominees are Howard S. Jonas, Joyce J. Mason, James R. Mellor and Denis
A. Bovin. These individuals are all incumbent directors. Certain information about the nominees is furnished below:

  HOWARD S. JONAS founded IDT in August 1990 and has served as Chairman of the Board and Treasurer since its inception and as Chief Executive Officer since December 1991. He served as President of the Company from December 1991 through September 1996. Mr. Jonas is also the founder and has been President of Jonas Publishing Corp. ("Jonas Publishing"), a publisher of trade directories, since its inception in 1979. Mr. Jonas received a B.A. in Economics from Harvard University.

  JOYCE J. MASON has served as General Counsel and Secretary and as a director of the Company since its inception. Ms. Mason has been in private legal practice since August 1990. Ms. Mason received a B.A. from the City University of New York and a J.D. from New York Law School.

  JAMES R. MELLOR joined the Company as a director in August 1997. Since 1981, Mr. Mellor had been working for General Dynamics Corporation, a leader in nuclear submarines, surface combatant ships and combat systems. From 1994 until 1997, Mr. Mellor served as CEO of General Dynamics Corporation. Before joining General Dynamics, Mr. Mellor served as President and Chief Operating Officer of AM International, Inc., now Multigraphics, Inc. Prior to that, Mr. Mellor spent 18 years with Litton Industries in a variety of engineering and management positions, including Executive Vice President in charge of Litton's Defense Group from 1973 to 1977.

  DENIS A. BOVIN joined the Company as a Director in February 1998. Mr. Bovin also currently serves as Vice Chairman of Investment Banking and Senior Managing Director of Bear Stearns & Co. Prior to joining Bear Stearns, Mr. Bovin spent more than two decades in the Investment Banking Corporate Coverage and Capital Markets divisions as well as the Communications and Technology Group of Salomon Brothers, Inc. Mr. Bovin has more than 25 years of experience in strategic and financial concerns of domestic and foreign companies, and played significant roles in the growth of several international telecommunications companies. Mr. Bovin received a B.S. degree from the Massachusetts Institute of Technology and an M.B.A. degree from Harvard University.

  In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board at such time to fill the vacancy. The Board has no reason to believe that any of the persons named above will be unable or unwilling to serve as a director, if elected.

                        THE BOARD RECOMMENDS A VOTE FOR
                   THE ELECTION OF THE NOMINEES NAMED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

  The current directors and executive officers of the Company are as follows:

NAME                     AGE                           POSITION
----                     ---                           --------
Howard S. Jonas(1)......  42 Chief Executive Officer, Chairman of the Board and Treasurer
Howard S. Balter(1).....  37 Chief Operating Officer and Vice Chairman of the Board
James A. Courter........  57 President and Director
Stephen R. Brown........  42 Chief Financial Officer
Joyce J. Mason..........  39 General Counsel, Secretary and Director
Marc E. Knoller.........  37 Vice President and Director
Hal Brecher.............  40 Executive Vice President of Operations and Director
Ilan M. Slasky..........  28 Executive Vice President of Finance
Joshua Winkler..........  43 Executive Vice President of Sales
Meyer A. Berman.........  64 Director
J. Warren Blaker........  64 Director
Denis A. Bovin..........  51 Director
James R. Mellor.........  68 Director
Elmo R. Zumwalt, Jr.....  77 Director

--------
(1) Member of Executive Committee of the Board of Directors.

  Set forth below is biographical information with respect to the Company's directors and executive officers, other than the Company's Class III directors:

  HOWARD S. BALTER has served as Chief Operating Officer of the Company since 1993 and served as the Company's Chief Financial Officer from 1993 to May 1995. Mr. Balter has been a director of the Company since February 1996 and became Vice Chairman of the Board in October 1996. From 1985 to 1993, Mr. Balter operated his own real estate development firm. Mr. Balter holds a B.A. degree in Mathematics and Computers from Yeshiva University and attended New York University School of Business.

  JAMES A. COURTER joined the Company as President in October 1996 and has been a director of the Company since March 1996. Mr. Courter has been a senior partner in the New Jersey law firm of Courter, Kobert, Laufer & Cohen, P.C. since 1972. He was also a partner in the Washington, D.C. law firm of Verner, Liipfert, Bernhard, McPherson & Hand from January 1994 to September 1996. Mr. Courter was a member of the U.S. House of Representatives for 12 years, retiring in January 1991. From 1991 to 1994, Mr. Courter was Chairman of the President's Defense Base Closure and Realignment Commission. Mr. Courter also serves on the Board of Directors of Envirogen, Inc. and The Berkeley School. He received a B.A. from Colgate University and a J.D. from Duke University Law School.

  STEPHEN R. BROWN joined the Company as its Chief Financial Officer in May 1995. From 1985 to May 1995, Mr. Brown operated his own public accounting practice servicing medium-sized corporations as well as high net worth individuals. Mr. Brown received a B.A. in Economics from Yeshiva University and a B.B.A. in Business and Accounting from Baruch College.

  MARC E. KNOLLER has been a director of the Company since March 1996. Mr. Knoller joined the Company as its Vice President in March 1991. From 1988 until March 1991, Mr. Knoller was director of national sales for Jonas Publishing. Mr. Knoller has served as Vice President of Jonas Publishing from 1991 until present. Mr. Knoller received a B.B.A. from Baruch College.

  HAL BRECHER has served as the Company's Executive Vice President of Operations since he joined the Company in November 1996. He became a director of the Company in April 1997. Mr. Brecher also serves as Chief Operating Officer of Net2Phone. Prior to joining the Company, Mr. Brecher was the Executive Vice

President of DME Marketing, a private direct marketing firm. He holds a B.S. degree in Computer Science from Brooklyn College, and an M.B.A. degree from the Wharton School of the University of Pennsylvania.

  ILAN M. SLASKY joined the Company in April 1996 and served as Director of Carrier Services from November 1996 to July 1997. Since December 1997, Mr. Slasky has served as Executive Vice President of Finance in charge of investor relations and mergers and acquisitions. From 1991 to 1996, Mr. Slasky worked for Merrill Lynch in various capacities including risk management, fixed income trading and equity derivatives. Mr. Slasky holds an M.B.A. degree from New York University in Finance and Management, and a B.A. degree in Economics from the University of Pittsburgh.

  JOSHUA WINKLER joined the Company in October 1996 as Vice President of Finance, and was named Executive Vice President of Sales in December 1997. From 1985 to 1995, Mr. Winkler served as president of Rophe Management, a private company which owned and operated medical facilities, and served as an adjunct professor of accounting and business management at Touro College from 1992 to 1996. Mr. Winkler is a certified public accountant, and holds a B.S. degree in accounting from Brooklyn College.

  MEYER A. BERMAN has been a director of the Company since March 1996. Mr. Berman founded M.A. Berman Co. in 1981, a broker-dealer that services high net worth individuals and institutions, and has served as its President from its inception. Prior to such time Mr. Berman held various positions in the stock brokerage business. Mr. Berman has a B.A. degree from the University of Connecticut.

  J. WARREN BLAKER has been a director of the Company since March 1996. Dr. Blaker has been Professor of Physics and Director of the Center for Lightwave Science and Technology at Fairleigh Dickinson University since 1987. From 1982 to 1985, he worked in various capacities in the optics industry, including serving as Chief Executive Officer of University Optical Products, Inc., a wholly-owned subsidiary of University Patents, Inc. Dr. Blaker received a B.S. from Wilkes University and a Ph.D. from the Massachusetts Institute of Technology.

  ELMO R. ZUMWALT, JR. became a director of the Company in February 1997. He is a retired United States Navy Admiral and served as Chief of Naval Operation and a member of the Joint Chiefs of Staff from 1970 to 1974. He has been President of Admiral Zumwalt & Consultants, Inc., a Washington-based consulting firm, since prior to 1991. Admiral Zumwalt is a director of Magellan Aerospace Corporation, Dallas Semiconductor Corporation and NL Industries Inc. He is also a member of the President's Foreign Intelligence Advisory Board, Chairman of the International Consortium for Research on the Health Effects of Radiation, Chairman of the Marrow Foundation and Chairman of the Ethics and Public Policy Center.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

  Mr. Howard S. Jonas and Ms. Joyce J. Mason are brother and sister. There are no other family relationships among any of the directors or executive officers of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company currently leases one of its three headquarters facilities in Hackensack, New Jersey from a corporation which is wholly owned by Howard S. Jonas. Aggregate lease payments under such lease amounted to $24,000 for Fiscal 1998. In addition, the Company leases an office building which is owned by an entity controlled by Mr. Jonas; the aggregate lease payments for Fiscal 1998 under such lease amounted to $102,193.

  The Company does not intend to extend or guarantee loans to officers or directors of the Company, unless such loans are approved by a majority of the directors and a majority of the independent, disinterested, outside directors of the Company, are for bona fide business purposes and may be reasonably expected to benefit the Company. In October 1998, the Company extended a loan in the principal amount of $175,000 which bears interest at a rate of 6% to Ilan Slasky, the Company's Executive Vice President of Finance, in connection with Mr. Slasky's relocation to a new home. Mr. Slasky has repaid $100,000 of the loan.

  James Courter, the President and a director of the Company, is a partner of the law firm Courter, Kobert, Laufer & Cohen, P.C., which has served as counsel to the Company since July 1996. Fees paid to this firm by the Company were less than 5% of the firm's gross revenues for each fiscal year in which the firm represented the Company.

  In August 1998, the Company's interest in 1-800-TOWTRUCK, Inc., a start-up tow truck dispatching service with a limited operating history, was transferred to Jonas Publishing Corp., an entity controlled by Howard S. Jonas, the Company's Chairman and Chief Executive Officer, in exchange for fifty percent of all future profits derived from the operation of such entity. In addition, in the event of a sale of the trademark 1-800-TOWTRUCK, the Company will receive twenty percent of the proceeds of the sale. Prior to this transaction, the Company invested approximately $100,000 in cash and services in this entity. The Company's management determined that the terms of this transaction were fair to the Company, in light of 1-800-TOWTRUCK's early stage of development and the speculative nature of this venture, and the transaction was approved by the Company's Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors has established a Compensation Committee, which currently consists of Messrs. Berman, Mellor and Blaker, and an Audit Committee consisting of Messrs. Berman, Blaker and Mellor. The Compensation Committee is responsible for reviewing and approving all compensation arrangements for the officers of the Company and is responsible for administration of the Company's 1996 Stock Option and Incentive Plan. The Audit Committee is responsible for recommending the independent auditors of the Company and reviewing with the independent auditors (i) the scope and results of the audits and the internal accounting controls of the Company,
(ii) the audit practices and professional services furnished by the independent auditors and (iii) reporting to the Board with respect to any and all of the above.

  During the year ended July 31, 1998, there were nine meetings of the Board of Directors. All directors attended at least 75% of all Board meetings. The Audit Committee met once during the same period.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

  Each non-employee director received as of March 15, 1996 (the date of the Company's initial public offering) options to purchase 10,000 shares of Common Stock, and each director appointed to the Board after such date received options to purchase 10,000 shares of the Company's Common Stock upon his or her appointment. However, Mr. Zumwalt received options to purchase 16,000 shares of the Company's Common Stock upon his appointment to the Company's Board in Fiscal 1997, and Mr. Bovin received options to purchase 70,000 shares of the Company's Common Stock upon his appointment to the Company's Board of Directors in Fiscal 1998 and subsequently received options to purchase 50,000 shares of the Company's Common Stock. In addition, each continuing non-employee director of the Company will annually receive grants of options to purchase 10,000 shares of Common Stock.

EXECUTIVE COMPENSATION

  The following table sets forth certain information for the Company's last three completed fiscal years concerning the compensation of the Company's Chief Executive Officer and the Company's four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers as of July 31, 1998 (collectively, the "Named Executive Officers"). Except as described below, the Company does not have any executive long-term compensation or incentive plans.

SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION
                                            ----------------------------------
                                                                    OTHER      SECURITIES
                                                                   ANNUAL      UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION  FISCAL YEAR(1) SALARY($) BONUS($) COMPENSATION($) OPTIONS(#) COMPENSATION($)
---------------------------  -------------- --------- -------- --------------- ---------- ---------------
Howard S. Jonas..........         1998       146,909      --         --             --          --
 Chairman of the Board,
  Chief                           1997       153,846      --         --             --          --
 Executive Officer, and
  Treasurer                       1996        65,000      --         --             --          --
James A. Courter.........         1998       200,000      --         --          75,000         --
 President                        1997       169,230      --         --         300,000         --
Howard S. Balter.........         1998       186,898      --         --          75,000         --
 Chief Operating Officer          1997       200,251   14,000        --             --          --
 and Vice Chairman                1996       175,000   64,000        --             --          --
Hal Brecher..............         1998       167,938      --         --          30,000         --
 Executive Vice President         1997       129,731   15,000        --         150,000         --
 of Operations
Stephen R. Brown.........         1998       135,784      --         --          27,500         --
 Chief Financial Officer          1997       122,855   15,000        --          27,500         --
                                  1996        68,125   12,500        --             --          --

--------
(1) James Courter joined the Company as President in October 1996. Hal Brecher joined the Company as Vice President of Operations in November 1996.

STOCK OPTIONS GRANTED IN LAST FISCAL YEAR

                                      PERCENT OF                                     RATES OF STOCK
                         NUMBER OF  TOTAL OPTIONS                                  PRICE APPRECIATION
                           SHARES     GRANTED TO                                     FOR OPTION TERM
                         UNDERLYING  EMPLOYEES IN                        DATE OF   -------------------
NAME                     OPTIONS(#) FISCAL YEAR(%) EXERCISE PRICE($)(1) EXPIRATION   5%($)    10%($)
----                     ---------- -------------- -------------------- ---------- --------- ---------
Howard S. Jonas.........      --         --                 --               --          --        --
James A. Courter........   75,000        5.9               8.25          8/14/07     389,250   986,250
Howard S. Balter........   75,000        5.9               8.25          8/14/07     389,250   986,250
Hal Brecher.............   30,000        2.4               8.25          8/14/07     155,700   394,500
Stephen R. Brown........   27,500        2.2               8.25          8/14/07     142,725   361,625

--------
(1) Mr. Courter's options will become exercisable on October 1, 2001. Mr. Balter's options will become exercisable on November 1, 1998. Of Mr. Brecher's options, 15,000 options will become exercisable on November 1, 1999 and the remaining 15,000 options will become exercisable on November 1, 2000. Of Mr. Brown's options, 13,750 options will become exercisable on November 1, 1999 and the remaining 13,750 options will become exercisable on November 1, 2000. Each of such options is subject to accelerated vesting in the event of a Change in Control or a Corporate Transaction (each as defined in the Plan).

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

  The following table provides certain information concerning the number of shares of Common Stock underlying unexercised stock options held by each of the Named Executive Officers, and the value of such stock options at July 31, 1998. The Named Executive Officers exercised a total of 315,300 stock options during Fiscal 1998.

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                           SHARES                       OPTIONS AT          IN-THE-MONEY OPTIONS AT
                          ACQUIRED                  FISCAL YEAR-END(#)       FISCAL YEAR-END($)(1)
                             ON         VALUE    ------------------------- -------------------------
NAME                     EXERCISE(#) REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- ----------- ----------- ------------- ----------- -------------
Howard S. Jonas.........       --           --         --           --            --           --
James A. Courter........       --           --     185,000      200,000     3,643,125    3,684,375
Howard S. Balter........   188,000    4,125,144    157,920       75,000     3,711,931    1,200,000
Hal Brecher.............    70,000    1,390,800     12,500       97,500       248,437    1,795,312
Stephen R. Brown........    57,300    1,443,034     22,620       30,000       475,388      487,500

--------
(1) The closing price of the Common Stock on July 31, 1998, as reported by the Nasdaq National Market, was $24.25 per share.

EMPLOYMENT AGREEMENTS

  The Company has entered into employment agreements with Messrs. Jonas, Balter, Courter and Brecher. Mr. Jonas's employment agreement, dated as of January 1, 1996, provides for a minimum base salary of $200,000, which may be increased, but not decreased, during the term of the agreement. During each of Fiscal 1997 and Fiscal 1998, Mr. Jonas agreed to waive a portion of his base salary. The Company may terminate Mr. Jonas's employment only for cause (as defined in the agreement). If the agreement is terminated without cause, the Company is obligated to pay to Mr. Jonas an amount equal to twice his base salary as then in effect. The agreement has a three year term, but is automatically extendable for additional one year periods unless the Board or Mr. Jonas notifies the other, within ninety days of the anniversary of such period, that the agreement will not be extended. Pursuant to the agreement, Mr. Jonas has agreed not to compete with the Company for a period of one year following the termination of the agreement.

  Mr. Balter's employment agreement, dated as of January 1, 1996, provides for a minimum base salary of $175,000, which may be increased, but not decreased, during the term of the agreement. The Company may terminate Mr. Balter's employment only for cause (as defined in the agreement). If the agreement is terminated without cause, the Company is obligated to pay to Mr. Balter an amount equal to twice his base salary as then in effect. The agreement has a three year term, but is automatically extendable for additional one year periods unless the Board or Mr. Balter notifies the other, within 90 days of the anniversary of such period, that the agreement will not be extended. Pursuant to the agreement, Mr. Balter has agreed not to compete with the Company for a period of one year following the termination of the agreement.

  Mr. Courter is employed as the Company's President pursuant to an employment agreement, dated as of September 4, 1996, which provides for a minimum base salary of $200,000, which may be increased, but not decreased, during the term of the agreement. The Company may terminate Mr. Courter's employment only for cause (as defined in the agreement). If the agreement is terminated without cause, the Company is obligated to pay to Mr. Courter an amount equal to twice his base salary as then in effect. The agreement has a three year term but is automatically extendable for additional one year periods unless the Board or Mr. Courter notifies the other, within ninety days of the anniversary of such period, that the agreement will not be extended. Pursuant to the agreement, Mr. Courter has agreed not to compete with the Company for a period of one year following the termination of the agreement.

  Mr. Hal Brecher is employed as the Company's Executive Vice President of Operations pursuant to a three year employment contract that was executed in October 1996. Mr. Brecher's agreement provides for a minimum base salary of $160,000, which may be increased, but not decreased, during the term of the agreement. In the event of termination, Mr. Brecher will receive three months' salary and benefits. In addition, options to purchase 12,500 shares of the Company's Common Stock that have been issued to Mr. Brecher, which are currently non-vested, will vest upon the termination of his employment with the Company.

EMPLOYEE STOCK OPTION PROGRAM

  The Company previously maintained an informal stock option program whereby selected key employees were granted options to purchase shares of Common Stock. The primary purpose of this program was to provide long-term incentives to the Company's key employees and to further align their interests with those of the Company. Options granted under such program have a term of ten years and are subject to all other reasonable terms and conditions as the Company deems necessary and appropriate. The selection of the participants and the determination of the number of options to be granted to each participant were made by the Executive Committee of the Company's Board of Directors. Under such program, options to purchase an aggregate of 2,158,770 shares of Common Stock have been granted, 612,510 of which were outstanding and unexercised as of November 10, 1998. The Company does not anticipate that any additional options will be granted under this program. In addition to this program, the Company has adopted the 1996 Stock Option and Incentive Plan which is described further in Proposal No. 2 below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During Fiscal 1998, the Compensation Committee was comprised of Messrs. Berman, Blaker and Mellor, and the Audit Committee was comprised of Messrs. Berman, Blaker and Mellor. None of the members of the Compensation Committee and the Audit Committee were employees of the Company during such period.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph set forth below shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Act or under the Exchange Act.

  The Compensation Committee determines the compensation levels of the various officers of the Company with a view to attract, retain, motivate and reward key employees who possess exceptional leadership and management skills through a competitive base salary, bonus payments (when appropriate), long-term incentives such as awards of stock options, and various other benefits.

  The policies of the Compensation Committee are intended to combine competitive levels of compensation with rewards for commendable performance, and to align each officer's relative compensation with the Company's achievement of key business objectives, optimal satisfaction of customers and maximization of stockholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning the interests of the Company's management with the interests of the Company's stockholders.

  Base Salaries. Salaries for the Company's executive officers are determined primarily on the basis of each executive officer's responsibility, the general salary practices of companies with which the Company competes and each officer's individual qualifications and experience. The base salaries are reviewed by the Compensation Committee in accordance with a variety of criteria, including individual performance, the functions charged to each officer, the scope of the officer's duties, trends in the compensation peer group in which the Company competes for executive talent, and the Company's financial performance generally. The weight given such factors by the Compensation Committee may vary with respect to each of the Company's officers, and from year to year, as the Compensation Committee may deem necessary.

  Stock Option Grants. Stock options are currently granted to executive officers and other employees under the Company's 1996 Stock Option and Incentive Plan. In the past, stock options were granted under the Company's Employee Stock Option Program. The Compensation Committee believes that the appreciation of stock value underlying stock options provides a strong incentive for recipients of awards to manage the Company in accordance with the interests of the Company's stockholders. Stock option grants and awards are given in order to focus the grantee's attention on the long-term performance of the Company, as well as to provide an incentive for the grantee to maintain a long-term relationship with the Company. The number of options or awards granted and other options terms, such as vesting, are first determined by the Executive Committee and thereafter approved by the Compensation Committee, based on recommendations of management in light of the grantee's level of responsibility, prior performance, and other compensation. However, stock option grants made to the Company's most senior officers are made exclusively by the Compensation Committee. Neither the 1996 Stock Option and Incentive Plan nor the Employee Stock Option Program provides for specific quantitative criteria for weighing these factors. Rather, a decision to grant an option or award is primarily based upon an evaluation of the past as well as the future anticipated performance and responsibilities of the grantee.

  401(k) Plan. The Company established a plan in September 1996, pursuant to
Section 401(k) of the Internal Revenue Code of 1986, as amended (the "401(k) Plan"), for the benefit of employees. The Company's executive officers are permitted to participate on the same basis as other employees of the Company.

  Chief Executive Officer Compensation. The Company has entered into an employment agreement with Mr. Howard S. Jonas, dated as of January 1, 1996, providing for a minimum annual base salary of $200,000 which may be increased, but not decreased, during the term of the agreement. Mr. Jonas's compensation for Fiscal 1998 was $146,909 (a portion of Mr. Jonas' $200,000 base salary was waived by Mr. Jonas). Mr. Jonas's base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Mr. Jonas's compensation is also based on his position and responsibilities, his past and expected contribution to the Company's future success and on the financial performance of the Company. Mr. Jonas did not receive a bonus or any grants or awards of stock options in Fiscal 1998.

                                          THE COMPENSATION COMMITTEE OF
                                          THE BOARD OF DIRECTORS

                                          Meyer A. Berman
                                          James R. Mellor
                                          J. Warren Blaker

                           PERFORMANCE GRAPH OF STOCK

  The following chart sets forth the cumulative total stockholder return (assuming reinvestment of dividends, if any) on the Company's Common Stock from the date of the Company's initial public offering (March 15, 1996) through July 31, 1998, as well as the cumulative total return on (i) the Nasdaq National Market Composite Index, (ii) the Nasdaq Composite Telecommunications and Computer Index and (iii) the Nasdaq Telecommunications Index.

  In the Company's two immediately preceding fiscal years, the Company used a composite industry index derived from the average returns of each of the Nasdaq Computer and Data Processing Index and the Nasdaq Telecommunications Index, each weighted according to the approximate percentage of total revenues from
(i) its telecommunications and Internet telephony businesses and (ii) its Internet business. However, the Company believes that such approach is not appropriate with respect to the fiscal year ended July 31, 1998 in light of the substantially smaller percentage of revenues derived from its Internet access business in such year. Nonetheless, for purposes of comparison, and as required by the rules and regulations of the Securities and Exchange Commissions, the chart below also sets forth the cumulative total return on a composite of such indices, each weighted according to the percentage of total revenues derived from each of the Company's businesses for the fiscal year ended July 31, 1998 (90.6% telecommunications, 6.0% Internet and 3.4% Internet telephony). The stock price performance on the graph below is not necessarily indicative of future price performance.(1)

                                    ------------------------------------------------------------------------------
                                     4/96     7/96     10/96    1/97   4/97    7/97    10/97   1/98    4/98   7/98
IDT CORPORATION                      87.21   106.98   103.49   79.07   51.16   77.91  167.44  234.88  285.47  225.58
NASDAQ NATIONAL MARKET (U.S.)       108.65    98.84   111.12  126.26  114.97  145.85  146.25  149.16  172.04  172.16
NASDAQ TELECOM/COMPUTER COMPOSITE   104.33    90.52    94.23  101.38   95.68  122.73  136.57  153.37  181.00  202.82
NASDAQ TELECOMMUNICATIONS           103.89    89.97    93.16   99.68   93.92  120.72  135.74  153.26  180.28  202.69


--------
(1) Of the Company's revenues for the fiscal year ended July 31, 1998, 3.4% consisted of revenues from its Internet telephony business. There are no indices applicable directly to Internet telephony. For purposes of the performance graph, Internet telephony revenues were counted as part of the Company's revenues from telecommunications services (90.6% telecommunications and 3.4% Internet telephony). Therefore, the performance graph assumes that 94.0% of the Company's revenues during the relevant periods were derived from telecommunications services, and that 6.0% of the Company's revenues were derived from Internet access services.

PROPOSAL NO. 2

                                APPROVAL OF THE
                     1996 STOCK OPTION AND INCENTIVE PLAN,
                            AS AMENDED AND RESTATED

  A proposal has been submitted to the Company's stockholders to approve the actions of the Board in amending the Company's 1996 Stock Option and Incentive Plan to, among other things, increase the number of shares of the Company's Common Stock reserved for issuance under the Plan by 1,500,000 shares. The 1996 Stock Option and Incentive Plan, as amended and restated (the "Plan"), is set forth in Exhibit A.

SUBMISSION TO STOCKHOLDER VOTE

  Since the end of the fiscal year ended July 31, 1998, the Company's Board of Directors approved amendments to the Plan, which, among other things, (i) reserved an additional 1,500,000 shares of Common Stock for awards under the Plan, (ii) extended from thirty days to three months the period of time during which certain grantees, upon the termination of their service with the Company, may exercise awards granted under the Plan, (iii) added provisions regarding the acceleration of certain awards in the event of a sale or other disposition of a subsidiary of the Company under certain circumstances and
(iv) effected certain technical amendments to the Plan.

  Under the terms of the Plan, a stockholder vote is not required for amendment of the Plan. However, the Plan is being submitted for a stockholder vote in order to enable the Company to grant options which are incentive stock options ("ISO's") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and because such approval may be required or advisable in connection with (i) the provisions set forth in
Section 162(m) of the Code relating to the deductibility of certain compensation, and (ii) the rules and regulations applicable to companies which are NASDAQ National Market issuers.

1996 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED AND RESTATED

  The description in this Proxy Statement of the principal terms of the Plan is a summary, does not purport to be complete, and is qualified in its entirety by the full text of the Plan, which is attached hereto as Exhibit A.

  Pursuant to the Plan, officers, directors, key employees and consultants of the Company are eligible to receive awards of stock options, stock appreciation rights, limited stock appreciation rights and restricted stock. Options granted under the Plan may be ISOs, or nonqualified stock options ("NQSOs"). Stock appreciation rights ("SARs") and limited stock appreciation rights ("LSARs") may be granted simultaneously with the grant of an option or (in the case of NQSOs), at any time during its term. Restricted stock may be granted in addition to or in lieu of any other award made under the Plan.

  A total of 4,800,000 shares of Common Stock have been authorized for issuance under the Plan (subject to antidilution and similar adjustments), including the 1,500,000 shares authorized by the Board since July 31, 1998. Of such 1,500,000 shares, options covering approximately 500,000 shares were granted through October 1998, all of which options remain outstanding and unexercised. These options have exercise prices ranging from $14.00 to $24.25, with an average exercise price of approximately $16.20 per share.

  The Plan is administered by the Compensation Committee of the Board. Subject to the provisions of the Plan, the Compensation Committee will determine the type of award, when and to whom awards will be granted, the number of shares covered by each award and the terms, provisions and kind of consideration payable (if any), with respect to awards. The Compensation Committee may interpret the Plan and may at any time adopt such rules and regulations for the Plan as it deems advisable. The Compensation Committee has granted certain authority under the Plan to the Executive Committee of the Board, including the authority to select recipients of awards under the Plan. However, grants of awards to the Company's senior-most personnel are approved exclusively by the Compensation Committee. In determining the persons to whom awards shall be granted and the number of shares covered by each award, the Compensation Committee shall take into account the duties of the respective persons, their present and potential contribution to the success of the Company and such other factors as the Compensation Committee shall deem relevant.

  STOCK OPTIONS. An option may be granted on such terms and conditions as the Compensation Committee may approve, and generally may be exercised for a period of up to ten years from the date of grant. Generally, ISOs will be granted with an exercise price equal to the "Fair Market Value" (as defined in the Plan) on the date of grant. In the case of ISOs, certain limitations will apply with respect to the aggregate value of option shares which can become exercisable for the first time during any one calendar year, and certain additional limitations will apply to ISOs granted to "Ten Percent Stockholders" (as defined in the Plan). The Compensation Committee may provide for the payment of the option price in cash, by delivery of Common Stock having a Fair Market Value equal to such option price, by a combination thereof or by any other method. Options granted under the Plan will become exercisable at such times and under such conditions as the Compensation Committee shall determine, subject to acceleration of the exercisability of options in the event of, among other things, a "Change in Control," a "Corporate Transaction" or a "Related Entity Disposition" (in each case, as defined in the Plan).

  The Plan provides for automatic formula option grants to eligible non-employee directors of the Company. Options to purchase 10,000 shares of Common Stock were granted to each non-employee director upon the consummation of the Company's initial public offering in March 1996 and options to purchase 10,000 shares of Common Stock will be granted to each new non-employee director upon such director's initial election and qualification for the Board. In addition, options to purchase 10,000 shares of Common Stock are granted annually to each non-employee director on the anniversary date of each such director's election to the Board. Each of such options will have an exercise price equal to the Fair Market Value of a share of Common Stock on the date of grant. All such options granted to non-employee directors will be immediately exercisable. All options held by non-employee directors, to the extent not exercised, expire on the earliest of (i) the tenth anniversary of the date of grant, (ii) one year following the optionee's termination of directorship on account of death or disability or (iii) three months following the optionee's termination of directorship with the Company for any other reason.

  SARS AND LSARS. The Plan also permits the Compensation Committee to grant SARs and/or LSARs with respect to all or any portion of the shares of Common Stock covered by options. Generally, SARs and LSARs may be exercised only at such time as the related option is exercisable. In addition, LSARs may be exercised only (i) during the 90 days immediately following a Change in Control or (ii) immediately prior to the effective date of a Corporate Transaction. However, in the case of an "Insider" (as defined in the Plan),
(x) an SAR and an LSAR must be held for at least six months before it becomes exercisable and (y) an LSAR must automatically be paid out in cash. LSARs will be exercisable only if, and to the extent, that the option to which the LSARs relate is then exercisable, and if such option is an ISO, only to the extent the Fair Market Value per share of Common Stock exceeds the option price.

  Upon exercise of an SAR, a grantee will receive for each share for which an SAR is exercised, an amount in cash or Common Stock, as determined by the Compensation Committee, equal to the excess, if any, of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised over (ii) the exercise price per share of the option to which the SAR relates.

  Upon exercise of an LSAR, a grantee will receive for each share for which an LSAR is exercised, an amount in cash equal to the excess, if any, of (i) the greater of (x) the highest Fair Market Value of a share of Common Stock during the 90-day period ending on the date the LSAR is exercised, and (y) whichever of the following is applicable: (1) the highest per share price paid in any tender or exchange offer which is in effect at any time during the 90 days ending on the date of exercise of the LSAR; (2) the fixed or formula price for the acquisition of shares of Common Stock in a merger in which the Company will not continue as the surviving corporation, or upon a consolidation, or a sale, exchange or disposition of all or substantially all of the Company's assets, approved by the Company's stockholders (if such price is determinable on the date of exercise); and (3) the highest price per share of Common Stock shown on Schedule 13D, or any amendment thereto, filed by the holder of the specified percentage of Common Stock, the acquisition of which gives rise to the exercisability of the LSAR over (ii) the exercise price per share of the option to which the LSAR relates. In no event, however, may the holder of an LSAR granted in connection with an ISO receive an amount in excess of the maximum amount which will enable the option to continue to qualify as an ISO.

  When an SAR or LSAR is exercised, the option to which it relates will cease to be exercisable to the extent of the number of shares with respect to which the SAR or LSAR is exercised, but will be deemed to have been exercised for purposes of determining the number of shares available for the future grant of awards under the Plan.

  RESTRICTED STOCK. The Plan further provides for the granting of restricted stock awards, which are awards of Common Stock which may not be disposed of, except by will or the laws of descent and distribution, for such period as the Compensation Committee determines (the "restricted period"). The Compensation Committee may also impose such other conditions and restrictions, if any, on the shares as it deems appropriate, including the satisfaction of performance criteria. All restrictions affecting the awarded shares lapse in the event of a Change in Control, a Corporate Transaction or a Related Entity Disposition.

  During the restricted period, the grantee will be entitled to receive dividends with respect to, and to vote the shares awarded to him or her. If, during the restricted period, the grantee's service with the Company terminates for any reason, any shares remaining subject to restrictions will be forfeited. The Compensation Committee has the authority to cancel any or all outstanding restrictions prior to the end of the restricted period, including cancellation of restrictions in connection with certain types of termination of service.

  During any one calendar year, no grantee may be granted options to acquire more than 1,000,000 shares of common stock or be awarded more than 1,000,000 shares of restricted stock (in each case subject to adjustment as provided in the Plan).

  The Board may at any time and from time to time suspend, amend, modify or terminate the Plan; provided however, that, to the extent required by any law, regulation or stock exchange rule, no such change shall be effective without the requisite approval of the Company's stockholders. In addition, no such change may adversely affect an award previously granted, except with the written consent of the grantee.

  No awards may be granted under the Plan after the tenth anniversary of its initial adoption.

OPTIONS AND AWARDS UNDER THE PLAN.

  The Company cannot now determine the number of options or awards to be granted in the future under the Plan to officers, directors, and employees.

                        THE BOARD RECOMMENDS A VOTE FOR
                       THE PROPOSAL APPROVING THE PLAN,
                     AS AMENDED AND RESTATED IN EXHIBIT A.

PROPOSAL NO. 3

             RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
                            AS INDEPENDENT AUDITORS

  The stockholders will be asked to approve the reappointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending July 31, 1999.

  Ernst & Young LLP has served as the Company's independent auditors since 1993 and has been appointed by the Board to continue as the Company's independent auditors. In the event that the ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
             RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
                     AS THE COMPANY'S INDEPENDENT AUDITORS
                   FOR THE FISCAL YEAR ENDING JULY 31, 1999.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than 10 percent of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership, on a timely basis, to the Securities and Exchange Commission. Based on material provided to the Company, all such required reports were filed on a timely basis in Fiscal 1998, subject to the following exceptions: Mr. Howard S. Balter, the Company's Chief Operating Officer and Vice Chairman of the Board, inadvertently failed to file reports with respect to transactions that occurred in December 1997, and in March, May and June of 1998, Mr. Steve Brown, the Company's Chief Financial Officer inadvertently failed to file a report with respect to a transaction that occurred in June 1998; and Mr. Hal Brecher, the Company's Executive Vice President of Operations inadvertently failed to file a report with respect to a transaction that occurred in April 1998.

SUBMISSION OF PROPOSALS FOR THE 1999 MEETING OF STOCKHOLDERS

  Stockholders who wish to present proposals for inclusion in the Company's proxy materials in connection with the 1999 Annual Meeting of Stockholders must submit such proposals in writing to the General Counsel and Secretary of the Company at 190 Main Street, Hackensack, New Jersey 07601 not later than August 17, 1999. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders.

  With respect to any proposal that a stockholder of the Company presents at the annual meeting of stockholders to be held in 1999 that is not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy for such annual meeting of stockholders will confer discretionary voting authority to vote on such stockholder proposal unless (i) the Company is notified of such proposal not later than October 11, 1999, and (ii) the proponent complies with the other requirements set forth in Rule 14a-4 under the Exchange Act.

OTHER MATTERS

  The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

  It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.

                                          BY ORDER OF THE BOARD OF
                                          DIRECTORS

November 25, 1998

                                          Joyce J. Mason General Counsel and
                                          Secretary

                                                                      EXHIBIT A

                                IDT CORPORATION
                     1996 STOCK OPTION AND INCENTIVE PLAN
                           (AS AMENDED AND RESTATED)

  1. Purpose; Types of Awards; Construction.

  The purpose of the IDT Corporation 1996 Stock Option and Incentive Plan (the "Plan") is to provide incentives to executive officers, other key employees, directors and consultants of IDT Corporation (the "Company"), or any subsidiary of the Company which now exists or hereafter is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as officers, employees, directors or consultants, to increase their efforts on behalf of the Company and to promote the success of the Company's business. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended, and of
Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall be interpreted in a manner consistent with the requirements thereof.

  2. Definitions.

  As used in this Plan, the following words and phrases shall have the meanings indicated:

  (a) "Agreement" shall mean a written agreement entered into between the Company and a Grantee in connection with an award under the Plan.

  (b) "Board" shall mean the Board of Directors of the Company.

  (c) "Change in Control" means a change in ownership or control of the Company effected through either of the following:

    (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company,
  (C) any corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock, or (D) any person who, immediately prior to the Initial Public Offering, owned more than 25% of the combined voting power of the Company's then outstanding voting securities), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or any of its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 25% or more of the combined voting power of the Company's then outstanding voting securities; or

    (ii) during any period of not more than two consecutive years, not including any period prior to the initial adoption of this Plan by the Board, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

  (d) "Class A Common Stock" shall mean shares of Class A common stock, par value $.01 per share, of the Company.

  (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

  (f) "Committee" shall mean the Compensation Committee of the Board or such other committee as the Board may designate from time to time to administer the Plan.

  (g) "Common Stock" shall mean shares of common stock, par value $.01 per share, of the Company.

  (h) "Company" shall mean IDT Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

  (i) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of officer, employee, director or consultant is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity or any successor in any capacity of officer, employee, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of officer, employee, director or consultant (except as otherwise provided in the applicable Agreement). An approved leave of absence shall include sick leave, maternity leave, military leave or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days unless reemployment upon expiration of such leave is guaranteed by statute or contract.

  (j) "Corporate Transaction" means any of the following transactions:

    (i) a merger or consolidation of the Company with any other corporation or other entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 80% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined in the Exchange Act) acquired 25% or more of the combined voting power of the Company's then outstanding securities; or

    (ii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets (or any transaction having a similar effect).

  (k) "Disability" shall mean a Grantee's inability to perform his or her duties with the Company or any of its affiliates by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Grantee and acceptable to the Company.

  (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

  (m) "Fair Market Value" per share as of a particular date shall mean (i) the closing sale price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine; provided, however, that the Fair Market Value per share on the date of the Initial Public Offering will equal the Initial Public Offering price per share or such other price that the Committee determines in its sole discretion.

  (n) "Grantee" shall mean a person who receives a grant of Options, Stock Appreciation Rights, Limited Rights or Restricted Stock under the Plan.

  (o) "Incentive Stock Option" shall mean any option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

  (p) "Initial Public Offering" shall mean the underwritten initial public offering of shares of Common Stock, which occurred in March 1996.

  (q) "Insider" shall mean a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

  (r) "Limited Right" shall mean a limited stock appreciation right granted pursuant to Section 10.

  (s) "Non-Employee Director" means a member of the Board who is not an employee of the Company or any Subsidiary.

  (t) "Nonqualified Stock Option" shall mean any option not designated as an Incentive Stock Option.

  (u) "Option" or "Options" shall mean a grant to a Grantee of an option or options to purchase shares of Common Stock.

  (v) "Option Agreement" shall have the meaning set forth in Section 6.

  (w) "Option Price" shall mean the exercise price of the shares of Common Stock covered by an Option.

  (x) "Parent" shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an Option, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

  (y) "Plan" means this IDT Corporation 1996 Stock Option and Incentive Plan, as amended from time to time.

  (z) "Related Entity" means any Parent, Subsidiary or any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

  (aa) "Related Entity Disposition" means the sale, distribution or other disposition by the Company of all or substantially all of the Company's interest in any Related Entity effected by a sale, merger or consolidation or other transaction involving such Related Entity or the sale of all or substantially all of the assets of such Related Entity.

  (bb) "Restricted Period" shall have the meaning set forth in Section 11.

  (cc) "Restricted Stock" means shares of Common Stock issued under the Plan to a Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of refusal, repurchase provisions, forfeiture provisions and other terms and conditions as shall be determined by the Committee.

  (dd) "Retirement" shall mean a Grantee's retirement in accordance with the terms of any tax-qualified retirement plan maintained by the Company or any of its affiliates in which the Grantee participates.

  (ee) "Rule 16b-3" shall mean Rule 16b-3, as from time to time in effect, promulgated under the Exchange Act, including any successor to such Rule.

  (ff) "Stock Appreciation Right" shall mean the right, granted to a Grantee under Section 9, to be paid an amount measured by the appreciation in the Fair Market Value of a share of Common Stock from the date of grant to the date of exercise of the right, with payment to be made in cash or Common Stock as specified in the award or determined by the Committee.

  (gg) "Subsidiary" shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an Option, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

  (hh) "Tax Event" shall have the meaning set forth in Section 17.

  (ii) "Ten Percent Stockholder" shall mean a Grantee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

  3. Administration.

  (a) The Plan shall be administered by the Committee, the members of which shall, except as may otherwise be determined by the Board, be "non-employee directors" under Rule 16b-3 and "outside directors" under Section 162(m) of the Code.

  (b) The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, Stock Appreciation Rights, Limited Rights and Restricted Stock; to determine which options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Options (if any) shall be accompanied by Limited Rights; to determine the purchase price of the shares of Common Stock covered by each option; to determine the persons to whom, and the time or times at which awards shall be granted; to determine the number of shares to be covered by each award; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Agreements (which need not be identical) and to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

  (c) All decisions, determination and interpretations of the Committee shall be final and binding on all Grantees of any awards under this Plan. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

  4. Eligibility.

  Awards may be granted to executive officers, other key employees, directors and consultants of the Company. In addition to any other awards granted to Non-Employee Directors hereunder, awards shall be granted to Non-Employee Directors pursuant to Section 14 hereof. In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

  5. Stock.

  (a) The maximum number of shares of Common Stock reserved for the grant of awards under the Plan shall be 4,800,000, subject to adjustment as provided in
Section 12 hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company.

  (b) If any outstanding award under the Plan should, for any reason expire, be canceled or be forfeited (other than in connection with the exercise of a Stock Appreciation Right or a Limited Right), without having been exercised in full, the shares of Common Stock allocable to the unexercised, canceled or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan.

  (c) In no event may a Grantee be granted during any calendar year Options to acquire more than 1,000,000 shares of Common Stock or more than 1,000,000 shares of Restricted Stock, in each case subject to adjustment as provided in
Section 12 hereof.

  6. Terms and Conditions of Options.

  (a) OPTION AGREEMENT. Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the "Option Agreement"), in such form and containing such terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement. For purposes of interpreting this Section 6, a director's service as a member of the Board shall be deemed to be employment with the Company.

  (b) NUMBER OF SHARES. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

  (c) TYPE OF OPTION. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option. In the absence of such designation, the Option will be deemed to be a Nonqualified Stock Option.

  (d) OPTION PRICE. Each Option Agreement shall state the Option Price, which, in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock covered by the Option on the date of grant. The Option Price shall be subject to adjustment as provided in Section 12 hereof.

  (e) MEDIUM AND TIME OF PAYMENT. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Common Stock (whether then owned by the Grantee or issuable upon exercise of the Option) having a Fair Market Value equal to such Option Price or in a combination of cash and Common Stock, including a cashless exercise procedure through a broker-dealer; provided, however, that in the case of an Incentive Stock Option, the medium of payment shall be determined at the time of grant and set forth in the applicable Option Agreement.

  (f) TERM AND EXERCISABILITY OF OPTIONS. Each Option Agreement shall provide the exercise schedule for the Option as determined by the Committee, provided, that, the Committee shall have the authority to accelerate the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period will be ten (10) years from the date of the grant of the option unless otherwise determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Sections 6(g) and 6(h) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Company's transfer agent or other administrator designated by the Company, specifying the number of shares of Common Stock with respect to which the Option is being exercised.

  (g) TERMINATION. Except as provided in this Section 6(g) and in Section 6(h) hereof, an Option may not be exercised unless the Grantee is then in the employ of or maintaining a director or consultant relationship with the Company or a Subsidiary thereof (or a company or a Parent or Subsidiary of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed or in the director or consultant relationship since the date of grant of the Option. In the event that the employment or consultant relationship of a Grantee shall terminate (other than by reason of death, Disability or Retirement), all Options of such Grantee that are exercisable at the time of Grantee's termination may, unless earlier terminated in accordance with their terms, be exercised within thirty (30) days after the date of such termination (or such different period as the Committee shall prescribe); provided, however, that Options granted after November 17, 1998 may be exercised within three (3) months after the date of termination (or such different period as the Committee shall prescribe).

  (h) DEATH, DISABILITY OR RETIREMENT OF GRANTEE. If a Grantee shall die while employed by, or maintaining a director or consultant relationship with, the Company or a Subsidiary thereof, or within thirty (30) days after the date of termination of such Grantee's employment, director or consultant relationship (or within such different period as the Committee may have provided pursuant to Section 6(g) hereof), or if the Grantee's employment, director or consultant relationship shall terminate by reason of Disability, all Options theretofore granted to such Grantee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Grantee or by the Grantee's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or Disability of the Grantee, at any time within 180 days after the death or Disability of the Grantee (or such different period as the Committee shall prescribe). In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. In the event that the employment or consultant relationship of a Grantee shall terminate on account of such Grantee's Retirement, all Options of such Grantee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within one hundred eighty (180) days after the date of such Retirement (or such different period as the Committee shall prescribe).

  (i) OTHER PROVISIONS. The Option Agreements evidencing awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine.

  7. Nonqualified Stock Options.

  Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 hereof.

  8. Incentive Stock Options.

  Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in
Section 6 hereof:

  (a) LIMITATION ON VALUE OF SHARES. To the extent that the aggregate Fair Market Value of shares of Common Stock subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options, to the extent of the shares covered thereby in excess of the foregoing limitation, shall be treated as Nonqualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares of Common Stock shall be determined as of the date that the Option with respect to such shares was granted.

  (b) TEN PERCENT STOCKHOLDER. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

  9. Stock Appreciation Rights.

  The Committee shall have authority to grant a Stock Appreciation Right to the Grantee of any Option under the Plan with respect to all or some of the shares of Common Stock covered by such related Option. A Stock Appreciation Right shall, except as provided in this Section 9 or as may be determined by the Committee, be subject to the same terms and conditions as the related Option. Each Stock Appreciation Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

  (a) TIME OF GRANT. A Stock Appreciation Right may be granted either at the time of grant of the related option, or at any time thereafter during the term of the Option; provided, however that Stock Appreciation Rights related to Incentive Stock Options may only be granted at the time of grant of the related Option.

  (b) PAYMENT. A Stock Appreciation Right shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 9(d).

  (c) EXERCISE. A Stock Appreciation Right shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option. Unless otherwise approved by the Committee, no Grantee shall be permitted to exercise any Stock Appreciation Right (i) until six (6) months have elapsed from the date of grant or (ii) during the period beginning two weeks prior to the end of each of the Company's fiscal quarters and ending on the second business day following the day on which the Company releases to the public a summary of its fiscal results for such period.

  (d) AMOUNT PAYABLE. Upon the exercise of a Stock Appreciation Right, the Optionee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right over the Option Price of the related Option, by (ii) the number of shares of Common Stock as to which such Stock Appreciation Right is being exercised.

  (e) TREATMENT OF RELATED OPTIONS AND STOCK APPRECIATION RIGHTS UPON EXERCISE. Upon the exercise of a Stock Appreciation Right, the related Option shall be canceled to the extent of the number of shares of Common Stock as to which the Stock Appreciation Right is exercised. Upon the exercise or surrender of an option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Common Stock as to which the Option is exercised or surrendered.

  (f) METHOD OF EXERCISE. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered to the Company in accordance with procedures specified by the Company from time to time. Such notice shall state the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised. A Grantee may also be required to deliver to the Company the underlying Agreement evidencing the Stock Appreciation Right being exercised and any related Option Agreement so that a notation of such exercise may be made thereon, and such Agreements shall then be returned to the Grantee.

  (g) FORM OF PAYMENT. Payment of the amount determined under Section 9(d) may be made solely in whole shares of Common Stock in a number based upon their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Common Stock as the Committee deems advisable. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

  10. Limited Stock Appreciation Rights.

  The Committee shall have authority to grant a Limited Right to the Grantee of any Option under the Plan with respect to all or some of the shares of Common Stock covered by such related Option. Each Limited Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such
Agreement:

  (a) TIME OF GRANT. A Limited Right granted in tandem with a Nonqualified Stock Option may be granted either at the time of grant of the related Option or any time thereafter during its term. A Limited Right granted in tandem with an Incentive Stock Option may only be granted at the time of grant of the related Option.

  (b) EXERCISE. A Limited Right may be exercised only (i) during the ninety-day period following the occurrence of a Change in Control or (ii) immediately prior to the effective date of a Corporate Transaction. Each Limited Right shall be exercisable only if, and to the extent that, the related Option is exercisable and, in the case of a Limited Right granted in tandem with an Incentive Stock Option, only when the Fair Market Value per share of Common Stock exceeds the Option Price per share. Notwithstanding the provisions of the two immediately preceding sentences (or unless otherwise approved by the Committee), a Limited Right granted to a Grantee who is an Insider must be (x) held by the Insider for at least six (6) months from the date of grant of the Limited Right before it becomes exercisable and (y) automatically paid out in cash to the Insider upon the occurrence of a Change in Control or a Corporate Transaction (provided such six (6) month holding period requirement has been met).

  (c) AMOUNT PAYABLE. Upon the exercise of a Limited Right, the Grantee thereof shall receive in cash whichever of the following amounts is applicable:

    (i) in the case of the realization of Limited Rights by reason of an acquisition of Common Stock described in clause (i) of the definition of "Change in Control" (Section 2(c) above), an amount equal to the Acquisition Spread as defined in Section 10(d)(ii) below; or

    (ii) in the case of the realization of Limited Rights by reason of stockholder approval of an agreement or plan described in clause (i) of the definition of "Corporate Transaction" (Section 2(j) above), an amount equal to the Merger Spread as defined in Section 10(d)(iv) below; or

    (iii) in the case of the realization of Limited Rights by reason of the change in composition of the Board described in clause (ii) of the definition of "Change in Control" or stockholder approval of a plan or agreement described in clause (ii) of the definition of Corporate Transaction, an amount equal to the Spread as defined in Section 10(d)(v) below.

  Notwithstanding the foregoing provisions of this Section 10(c) (or unless otherwise approved by the Committee), in the case of a Limited Right granted in respect of an Incentive Stock Option, the Grantee may not receive an amount in excess of the maximum amount that will enable such option to continue to qualify under the Code as an Incentive Stock Option.

  (d) DETERMINATION OF AMOUNTS PAYABLE. The amounts to be paid to a Grantee pursuant to Section 10(c) shall be determined as follows:

    (i) The term "Acquisition Price per Share" as used herein shall mean, with respect to the exercise of any Limited Right by reason of an acquisition of Common Stock described in clause (i) of the definition of Change in Control, the greatest of (A) the highest price per share shown on the Statement on Schedule 13D or amendment thereto filed by the holder of 25% or more of the voting power of the Company that gives rise to the exercise of such Limited Right, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right, or (C) the highest Fair Market Value per share of Common Stock during the ninety day period ending on the date the Limited Right is exercised.

    (ii) The term "Acquisition Spread" as used herein shall mean an amount equal to the product computed by multiplying (A) the excess of (1) the Acquisition Price per Share over (2) the Option Price per share of Common Stock at which the related option is exercisable, by (B) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

    (iii) The term "Merger Price per Share" as used herein shall mean, with respect to the exercise of any Limited Right by reason of stockholder approval of an agreement described in clause (i) of the definition of Corporate Transaction, the greatest of (A) the fixed or formula price for the acquisition of shares of Common Stock specified in such agreement, if such fixed or formula price is determinable on the date on which such Limited Right is exercised, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right, (C) the highest Fair Market Value per share of Common Stock during the ninety-day period ending on the date on which such Limited Right is exercised.

    (iv) The term "Merger Spread" as used herein shall mean an amount equal to the product. computed by multiplying (A) the excess of (1) the Merger Price per Share over (2) the Option Price per share of Common Stock at which the related Option is exercisable, by (B) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

    (v) The term "Spread" as used herein shall mean, with respect to the exercise of any Limited Right by reason of a change in the composition of the Board described in clause (ii) of the definition of Change in Control or stockholder approval of a plan or agreement described in clause (ii) of the definition of Corporate

  Transaction, an amount equal to the product computed by multiplying (i) the excess of (A) the greater of (1) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right or (2) the highest Fair Market Value per share of Common Stock during the ninety day period ending on the date the Limited Right is exercised over (B) the Option Price per share of Common Stock at which the related Option is exercisable, by (ii) the number of shares of Common Stock with respect to which the Limited Right is being exercised.

  (e) TREATMENT OF RELATED OPTIONS AND LIMITED RIGHTS UPON EXERCISE. Upon the exercise of a Limited Right, the related Option shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such Limited Right is exercised but shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common Stock available for the grant of further awards pursuant to this Plan. Upon the exercise or termination of a related Option, the Limited Right with respect to such related Option shall terminate to the extent of the shares of Common Stock with respect to which the related Option was exercised or terminated.

  (f) METHOD OF EXERCISE. To exercise a Limited Right, the Grantee shall (i) deliver written notice to the Company specifying the number of shares of Common Stock with respect to which the Limited Right is being exercised, and
(ii) if requested by the Committee, deliver to the Company the Agreement evidencing the Limited Rights being exercised and, if applicable, the Option Agreement evidencing the related Option; the Company shall endorse thereon a notation of such exercise and return such Agreements to the Grantee. The date of exercise of a Limited Right that is validly exercised shall be deemed to be the date on which there shall have been delivered the instruments referred to in the first sentence of this paragraph (f).

  11. Restricted Stock.

  The Committee may award shares of Restricted Stock to any eligible employee or consultant. Each award of Restricted Stock under the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

  (a) NUMBER OF SHARES. Each Agreement shall state the number of shares of Restricted Stock to be subject to an award.

  (b) RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the "Restricted Period"). The Committee may also impose such additional or alternative restrictions and conditions on the shares as it deems appropriate including the satisfaction of performance criteria. Such performance criteria may include sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.

  (c) FORFEITURE. Subject to such exceptions as may be determined by the Committee, if the Grantee's continuous employment or consultant relationship with the Company or any Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Subsection (e) of this Section 11) shall thereupon be forfeited by the Grantee and transferred to, and retired by, the Company without cost to the Company or such Subsidiary.

  (d) OWNERSHIP. During the Restricted Period the Grantee shall possess all incidents of ownership of such shares, subject to Subsection (b) of this
Section 11, including the right to receive dividends with respect to such shares and to vote such shares.

  (e) ACCELERATED LAPSE OF RESTRICTIONS. Upon the occurrence of any of the events specified in Section 13 (and subject to the conditions set forth therein), all restrictions then outstanding on any shares of Restricted Stock awarded under the Plan shall lapse as of the applicable date set forth in
Section 13. The Committee shall have the authority (and the Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

  12. Effect of Certain Changes.

  (a) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any extraordinary dividend, stock dividend, recapitalization, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the Committee shall equitably adjust (i) the maximum number of Options or shares of Restricted Stock that may be awarded to a Grantee in any calendar year (as provided in Section 5 hereof), (ii) the number of shares of Common Stock available for awards under the Plan, (iii) the number of such shares covered by outstanding awards and (iv) the price per share of Options or the applicable market value of Stock Appreciation Rights or Limited Rights, in each such case so as to reflect such event and preserve the value of such awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

  (b) CHANGE IN COMMON STOCK. In the event of a change in the Common Stock of the Company as presently constituted that is limited to a change of all of its authorized shares of Common Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

  13. Corporate Transaction; Change in Control; Related Entity Disposition.

  (a) CORPORATE TRANSACTION. In the event of a Corporate Transaction, each award which is at the time outstanding under the Plan shall automatically become fully vested and exercisable and, in the case of an award of Restricted Stock, shall be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction. Effective upon the consummation of the Corporate Transaction, all outstanding awards of Options, Stock Appreciation Rights and Limited Rights under the Plan shall terminate. However, all such awards shall not terminate if the awards are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof.

  (b) CHANGE IN CONTROL. In the event of a Change in Control (other than a Change in Control which is also a Corporate Transaction), each award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and, in the case of an award of Restricted Stock, shall be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control.

  (c) RELATED ENTITY DISPOSITION. With respect only to awards granted under the Plan after November 17, 1998, the Continuous Service of each Grantee (who is primarily engaged in service to a Related Entity at the time it is involved in a Related Entity Disposition) shall terminate effective upon the consummation of such Related Entity Disposition, and each outstanding award of such Grantee under the Plan shall become fully vested and exercisable and, in the case of an award of Restricted Stock, shall be released from any restrictions on transfer; provided, however, that no such award shall vest pursuant to this Section 13(c) in connection with a Related Entity Disposition consummated prior to November 17, 2000 if such vesting would defeat the ability to account for such transaction as a "pooling" under generally accepted accounting principles.

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

The Continuous Service of a Grantee shall not be deemed to terminate if an outstanding award is assumed by the surviving corporation or its parent entity in connection with a Related Entity Disposition.

  14. Non-Employee Director Options.

  The provisions of this Section 14 shall apply only to certain grants of Options to Non-Employee Directors, as provided below. Except as set forth in this Section 14, the other provisions of the Plan shall apply to grants of Options to Non-Employee Directors to the extent not inconsistent with this Section. For purposes of interpreting Section 6 of the Plan, a Non-Employee Director's service as a member of the Board shall be deemed to be employment with the Company.

  (a) GENERAL. Non-Employee Directors shall receive Nonqualified Stock Options in accordance with this Section 14. The Option Price per share of Common Stock purchasable under Options granted to Non-Employee Directors shall be the Fair Market Value of a share on the date of grant. Options granted pursuant to this
Section 14 shall be subject to the terms of such section and shall not be subject to discretionary acceleration of exercisability by the Committee.

  (b) INITIAL GRANTS. On the date of the Initial Public Offering, each Non-Employee Director will be granted automatically, without action by the Committee, an Option to purchase 10,000 shares of Common Stock. The Option Price shall equal the offering price of the Common Stock in connection with the Initial Public Offering.

  (c) SUBSEQUENT GRANTS. Each person who, after the Initial Public Offering, becomes a Non-Employee Director for the first time, will, at the time such director is elected and duly qualified, be granted automatically, without action by the Committee, an Option to purchase 10,000 shares of Common Stock. The Option Price shall equal the Fair Market Value of the Common Stock as of the date of grant.

  (d) ANNUAL GRANTS. On each anniversary date of a Non-Employee Director's initial election to the Board, such Non-Employee Director will be granted automatically, without action by the Committee, an Option to purchase 10,000 shares of Common Stock. The Option Price shall equal the Fair Market Value of the Common Stock as of the date of grant.

  (e) VESTING. Each option granted under this Section 14 shall be fully exercisable on the date of grant. Sections 6(f), 6(g) and 6(h) hereof shall not apply to Options granted to Non-Employee Directors.

  (f) DURATION. Each Option granted to a Non-Employee Director shall expire on the first to occur of (i) the tenth anniversary of the date of grant of the Option, (ii) the first anniversary of the Non-Employee Director's termination of service as a member of the Board other than for Cause or (iii) three months following the Non-Employee Director's removal from the Board for Cause. The Committee may not provide for an extended exercise period beyond the periods set forth in this Section 14.

  (g) DEFINITION OF "CAUSE." For purposes of this Section 14, "cause" shall mean the termination of service as a member of the Board by a Non-Employee Director due to any act of (i) fraud or intentional misrepresentation, or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Subsidiary.

  15. Period During which Awards May Be Granted.

  Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from February 7, 1996, the date the Plan was initially adopted by the Board.

  16. Transferability of Awards.

  (a) Incentive Stock Options (and any Stock Appreciation Rights related thereto) may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee or his or her guardian or legal representative.

  (b) Nonqualified Stock Options (together with any Stock Appreciation Rights or Limited Rights related thereto) shall be transferable in the manner and to the extent acceptable to the Committee, as evidenced by a writing signed by the Company and the Grantee. Notwithstanding the transfer by a Grantee of a Nonqualified Stock Option, the Grantee will continue to remain subject to the withholding tax requirements set forth in Section 17 hereof.

  (c) The terms of any award granted under the Plan, including the transferability of any such award, shall be binding upon the executors, administrators, heirs and successors of the Grantee.

  17. Agreement by Grantee regarding Withholding Taxes.

  If the Committee shall so require, as a condition of exercise of an Option, Stock Appreciation Right or Limited Right or the expiration of a Restricted Period (each, a "Tax Event"), each Grantee shall agree that no later than the date of the Tax Event, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the Tax Event. Alternatively, the Committee may provide that a Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon the Tax Event from any payment of any kind due to the Grantee. The withholding obligation may be satisfied by the withholding or delivery of Common Stock.

  18. Rights as a Stockholder.

  Except as provided in Section 11(d) hereof, a Grantee or a transferee of an award shall have no rights as a stockholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 12(a) hereof.

  19. No Rights to Employment.

  Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or in a consultant relationship with, the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee's employment. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to be employed by, or in a consultant relationship with, the Company or any Subsidiary.

  20. Beneficiary.

  A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee's estate shall be deemed to be the Grantee's beneficiary.

  21. Stockholder Approval; Amendment and Termination of the Plan.

  (a) STOCKHOLDER APPROVAL. The Plan initially became effective when adopted by the Board on February 7, 1996 and shall terminate on the tenth anniversary of such date. The Plan was ratified by the Company's stockholders on February 27, 1997. In December 1997, the Board submitted to the Company's stockholders for approval an amendment authorizing an additional 1,000,000 shares for awards under the Plan, making a total of 3,300,000 shares authorized for awards. On September 28, 1998, the Board authorized an additional 1,000,000 shares for awards under the Plan, on November 20, 1998, the Board approved the Plan, as amended and restated herein, and on November 23, 1998 the Executive Committee approved the further increase of 500,000 shares, bringing the total number of shares authorized for issuance under the Plan to 4,800,000 shares. The Plan, as amended and restated herein, will be submitted to the stockholders of the Company for ratification at the next general meeting of stockholders to be held after such date.

  (b) AMENDMENT AND TERMINATION OF THE PLAN. The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; however, unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in
Section 12(a) hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted, unless the written consent of the Grantee is obtained. The amendment of Section 6(g) (extending the post-termination exercise period of Options from thirty (30) days to three
(3) months) and the addition of Section 13(c) in respect of Related Entity Dispositions shall apply prospectively only to Options granted after November 17, 1998, the date that the Plan, as amended and restated herein, was adopted by the Board.

  22. Governing Law.

  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

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